Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
OF
XPLORE TECHNOLOGIES CORP.
(the “Corporation”)
ARTICLE I
 STOCKHOLDERS
SECTION 1.1        Place of Meeting.  Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.
SECTION 1.2        Annual Meetings.
(a)           Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting.
(b)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of record of the Corporation who is entitled to vote at the meeting, who complies with the notice and other procedures set forth in subsections (c), (d), (e) and (f) of this Section 1.2 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.
(c)           For nominations or other business to be properly brought before an annual meeting by a stockholder of record pursuant to clause (iii) of Section 1.2(b), (i) the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation; (ii) in the case of business other than nominations, such other business must be a proper matter for stockholder action; (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as that term is defined herein), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.2, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.2. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting;  provided, that in the event that the date of the annual meeting is more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not more than 120 days prior to such annual meeting date nor later than the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person (present and for the past five years), (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, (D) a completed and signed questionnaire, and written representation and agreement, each as required by Section 1.2(e) of these By-Laws, (E) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange

Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (F) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder and such beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such stockholder; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner) (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (B) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially or of record (within the meaning of Rule 13d-3 under the Exchange Act) by such stockholder and such beneficial owner, if any (except that any such person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the corporation, (E) any short interest of such stockholder or beneficial owner, if any, in any security of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, (I) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (J) a representation (1) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination and (2) whether either such stockholder or beneficial owner intends or is part of a group which intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees or otherwise to solicit proxies from stockholders in support of such proposal or nomination (an affirmative statement of such intent, a “Solicitation Notice”).

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(d)           Notwithstanding anything in the second sentence of Section 1.2(c) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these By-Laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
(e)           To be eligible to be a nominee for election or reelection as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under these By-Laws and applicable law) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request); and (ii) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation duly adopted by its Board of Directors.
(f)           A stockholder providing notice of business or any nomination proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.2 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).
SECTION 1.3        Special Meetings.
(a)           Special meetings of stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by a majority of the Whole Board. For purposes of these By-Laws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.  The Board of Directors may postpone or reschedule any previously scheduled special meeting.

(b)           Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting pursuant to Section 1.4 of these By-Laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.3, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in Section 1.2 (as if they were applicable to special meetings of stockholders). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by Section 1.2 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Notwithstanding the foregoing provisions of this Section 1.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.3. Nothing in this Section 1.3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
SECTION 1.4        Notice of Meetings; Waiver.
(a)           Except as otherwise provided herein or required by law, the Secretary of the Corporation or any Assistant Secretary shall cause written notice of the place, if any, date and time of each meeting of the stockholders and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given not fewer than ten nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.
(b)           A written waiver of any notice of any annual or special meeting signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether given before or after the time of the event for which notice is to be given, shall be deemed the equivalent of notice. Neither the business to be transacted at nor the purpose of any annual or special meeting of the stockholders need be specified in such a waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
SECTION 1.5        Quorum; Adjournment, Recess and Postponement.
(a)           Unless or except to the extent that the presence of a larger number may be required by law, at any meeting of stockholders the presence, in person or by proxy, of the holders of record of capital stock representing a majority of the votes entitled to be cast at such meeting shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.
(b)           The Chairman of the Meeting shall have power to adjourn or recess any meeting of stockholders, annual or special, at any time and for any reason, whether or not a quorum is present, to reconvene at the same or some other place, and notice of any adjourned meeting of stockholders of the Corporation need not be given if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 1.10 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.4 of these By-Laws, shall be given to each stockholder of record entitled to vote at such meeting. At an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

(c)           The Board of Directors may, at any time prior to the holding of a meeting of stockholders (annual or special), and for any reason, cancel, postpone or reschedule such meeting upon public notice given prior to the time previously scheduled for such meeting of stockholders.  The meeting may be postponed or rescheduled to such time and place as is specified in the notice of postponement or rescheduling of such meeting.
SECTION 1.6        Voting.  Except as otherwise required by law or by the Certificate of Incorporation, all elections shall be determined by a plurality of the votes cast and all other matters submitted to a meeting of stockholders shall be decided by a majority of the votes cast affirmatively or negatively.
SECTION 1.7        Proxies.  Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting and express such vote on behalf of him or her by proxy. A stockholder may authorize a valid proxy by a transmission permitted by law or by executing a written instrument signed by such stockholder filed in accordance with the procedure established for the meeting. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
SECTION 1.8        Organization; Procedure. At every meeting of stockholders the presiding officer (the “Chairman of the Meeting”) shall be an officer chosen by the Board of Directors or, in the absence of such a person, the Chairman of the Board or, in the event of his or her absence, the Chief Executive Officer. The Secretary of the Corporation or, in the event of his or her absence, an Assistant Secretary or such person as the Chairman of the Meeting appoints, shall act as secretary of the meeting.  The order of business and all other rules, regulations or matters of procedure with respect to the meeting may be determined by the Chairman of the Meeting, subject to the Board of Directors right to adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it deems appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the Meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Chairman of the Meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) restrictions on the use of audio or video recording devices at the meeting and (f) limitations on the time allotted to questions or comments by participants. The Chairman of the Meeting at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if the Chairman of the Meeting should so determine, the Chairman of the Meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the Chairman of the Meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
SECTION 1.9        Stockholder Action By Written Consent.
(a)           Unless otherwise provided in the Certificate of Incorporation, any action which may be taken or required to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided herein.

(b)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary at the principal executive offices of the Corporation, first request the Board of Directors to fix a record date for such purpose, which request shall be in proper form. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received or five days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates is an action that may be taken by written consent of stockholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of the stockholders in lieu of a meeting under this Section 1.9 and applicable law.  If such request is valid, the Board of Directors may adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 1.9(b)). If (x) the request required by this Section 1.9(b) has been determined to be valid and to relate to an action that may be effected by written consent in accordance with this Section 1.9 and applicable law or (y) no such determination shall have been made by the date required by this Section 1.9(b), and in either event no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to take corporate action by written consent without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(c)           To be in proper form for purposes of Section 1.9(b), a request by a stockholder for the Board of Directors to fix a record date shall set forth the action proposed to be taken by written consent of stockholders in lieu of a meeting and must contain such information and representations, to the extent applicable, required by the certificate of incorporation, as applicable, and these By-Laws as though such stockholder were intending to make a nomination or to bring a business proposal before a meeting of stockholders (including the notice and other procedures set forth in Section 1.2). Notwithstanding anything to the contrary contained in this Section 1.9, upon receipt of a request by a stockholder to set a record date in order to have stockholders authorize or take corporate action by written consent, the Corporation may require the stockholder(s) submitting such request to furnish such other information as may be requested by the Corporation to determine the validity of the request required by this Section 1.9 and to determine whether such request relates to an action that may be effected by written consent of stockholders in lieu of a meeting under this Section 1.9 and applicable law.
(d)           In connection with an action or actions proposed to be taken by written consent in accordance with this Section 1.9, the stockholder seeking such action shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 1.9 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five business days prior to the commencement of the consent solicitation).
(e)           Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required hereby to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery in a manner permitted by applicable law.

(f)           A facsimile, electronic mail message, or other electronic transmission (each an “electronic transmission”) consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine: (a) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (b) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery in a manner permitted by applicable law. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to the Secretary to the extent and in the manner provided by resolution of the board of directors.
(g)           In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or any related revocations, the Secretary shall provide for the safekeeping of such consents and revocations. The Secretary, or such other officer of the Corporation as the Board of Directors may designate, shall, as promptly as practicable, conduct a ministerial review of the validity of the consents and/or any related revocations deemed necessary and appropriate; provided, however, that if the corporate action to which the written consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary, or such other officer of the Corporation as the Board of Directors may designate, shall promptly designate two persons, who may be employees of the Corporation, but who shall not be members of the Board of Directors or officers of the Corporation, to serve as inspectors with respect to such written consent and such inspectors shall discharge the functions of the Secretary, or such other officer of the Corporation as the Board of Directors may designate, under this Section 1.9. If after such investigation, the Secretary, such other officer of the Corporation as the Board of Directors may designate or the inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders and the consents shall be filed in such records. In conducting the investigation required by this Section 1.9(g), the Secretary, such other officer of the Corporation as the Board of Directors may designate or the inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
(h)           No action by written consent without a meeting shall be effective until such date as the Secretary, such other officer of the Corporation as designated by the Board of Directors or inspectors as appointed in accordance with Section 1.9(g), as applicable, completes their review, determines that the consents delivered to the Corporation in accordance with this Section 1.9 represent not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and certifies such determination to the Board of Directors for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. If the Board of Directors determines that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 1.9 or relates to an action that may not be taken by written consent of stockholders in lieu of a meeting pursuant to this Section 1.9 or applicable law, then no record date in respect of a written consent shall be set and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.
(i)           Any stockholder giving a written consent, or the stockholder’s proxyholder, may revoke the consent in any manner permitted by applicable law.
(j)           Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Section 1.9 shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

SECTION 1.10      Record Date.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor fewer than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided; however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
SECTION 1.11      Stockholder List.  The Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting in the manner provided by law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
SECTION 1.12      Inspectors of Elections.  Preceding any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as Inspectors of Elections, and may designate one or more alternate inspectors. In the event that no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.
SECTION 1.13      General.
(a)           Only persons who are nominated in accordance with the procedures set forth in these By-Laws and applicable law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-Laws and applicable law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the Meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-Laws and applicable law and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective nomination or proposal shall be disregarded.
(b)           For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(c)           Notwithstanding the foregoing provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws. Nothing in these By-Laws shall be deemed to affect any substantive rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) the holders of any series of the Corporation’s Preferred Stock, if any, to elect directors if so provided under the Certificate of Incorporation or any applicable Preferred Stock Certificate of Designations (as defined in the Certificate of Incorporation).

ARTICLE II
 BOARD OF DIRECTORS
SECTION 2.1        Powers. Except as may otherwise be required by law or the Certificate of Incorporation, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.
SECTION 2.2        Number of Directors. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board; provided, however, that the Board of Directors shall at no time consist of fewer than three and no more than nine directors.
SECTION 2.3        Election of Directors. At each annual meeting of stockholders, directors shall be elected to serve until the next annual meeting and until their respective successors are elected and qualified, or until the earlier of their death, resignation or removal.
SECTION 2.4        Vacancies; Removal of Directors.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies and newly created directorships resulting from any increase in the number of directors shall be filled pursuant to the terms of the Certificate of Incorporation. Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote at an election of directors, voting as a single class; provided, that Series A Directors (as that term is defend in the Certificate of Incorporation) may only be removed with or without cause by the affirmative vote of the holders of a majority of the Corporation’s Series A Convertible Preferred Stock entitled to vote at an election of directors.
SECTION 2.5        Chairman of the Board. The directors shall elect from among the members of the Board a “Chairman of the Board.” The Chairman of the Board shall be deemed an officer of the Corporation and shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman of the Board from time to time by the Board of Directors. The Chairman of the Board shall, if present, preside over all meetings of stockholders and the Board of Directors.
SECTION 2.6        Meetings.
(a)           Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting.
(b)           Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer and shall be called by the Chief Executive Officer, Secretary, Assistant Secretary or any other executive officer if directed by a majority of the directors then in office.
(c)           A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.
SECTION 2.7        Notice of Meeting. It shall be sufficient notice to a director to send notice (i) by mail at least 72 hours before the meeting addressed to such person at his usual or last known business or residence address, or (ii) in person, by telephone, facsimile transmission or electronic transmission at least 24 hours before the meeting. The requirement of notice to any director may be waived by a waiver of notice, executed or otherwise given by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement that such meeting was not lawfully called or convened. A notice or waiver of notice of a directors’ meeting need not specify the purposes of the meeting.
SECTION 2.8        Quorum.  A majority of the total number of the Whole Board shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present.  Except as otherwise required by law, the vote of at least a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 2.9        Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all of the members of the Board of Directors consent thereto in writing or by electronic transmission and such consent is filed with the minutes of the Board of Directors.
SECTION 2.10      Action By Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
SECTION 2.11      Resignations. Any director may resign at any time by delivering a notice of resignation given in writing or by electronic transmission to the Chairman of the Board or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.
SECTION 2.12      Reliance on Accounts and Reports. A director, officer or a member of any committee designated by the Board of Directors shall, in the performance of such director’s, officer’s or member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, any committees designated by the Board of Directors, or by any other person as to the matters the director or the member reasonably believes are within such other person’s professional or expert competence and who the director, officer or member reasonably believes or determines has been selected with reasonable care by or on behalf of the Corporation.
SECTION 2.13      Compensation.  Each director, in consideration of such person serving as a director, may be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock-based compensation) for attendance at meetings of the Board of Directors or of committees thereof, or both, as the Board of Directors shall determine from time to time. In addition, each director may be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 2.13 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefore.
ARTICLE III
 COMMITTEES
SECTION 3.1        Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of directors then in office, may designate from among its members one or more committees of the Board of Directors, each committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. Any such committee shall serve at the pleasure of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors, subject to the limitations set forth in the Delaware General Corporation Law. The Board of Directors may appoint a Chairman of any committee, who shall preside at meetings of any such committee.
SECTION 3.2        Powers. Each committee shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. No committee shall have the power or authority to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval, or to adopt, amend or repeal the By-Laws of the Corporation.
SECTION 3.3        Proceedings. Each committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each committee shall keep minutes of its proceedings.
SECTION 3.4        Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee or in the rules of such committee, at all meetings of any committee, the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business.  The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all members of such committee shall consent to such action in writing or by electronic transmission and such consent is filed with the minutes of the committee.

SECTION 3.5        Actions by Telephonic Communications. Unless otherwise provided by the Board of Directors, members of any committee may participate in a meeting of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
SECTION 3.6        Absent or Disqualified Members. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
SECTION 3.7        Resignations. Any member of any committee may resign at any time by delivering a notice of resignation in writing or by electronic transmission, signed by such member, to the Board of Directors or the Chairman of the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery.
SECTION 3.8        Removal. Any member of any committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the directors then in office.
SECTION 3.9        Vacancies. Except as otherwise required by law, if any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled solely by the Board of Directors.
ARTICLE IV
 OFFICERS
SECTION 4.1        Chief Executive Officer. The Board of Directors shall select a Chief Executive Officer to serve at the pleasure of the Board of Directors who shall (i) supervise the implementation of policies adopted or approved by the Board of Directors, (ii) exercise a general supervision and superintendence over all the business and affairs of the Corporation, and (iii) possess such other powers and perform such other duties as may be assignee to him or her by these By-Laws, as may from time to time be assigned by the Board of Directors and as may be incident to the office of Chief Executive Officer. The Chairman of the Board may also be the Chief Executive Officer.
SECTION 4.2        President of the Corporation.  The Board of Directors shall appoint a President of the Corporation to serve at the pleasure of the Board of Directors. The President of the Corporation shall have such powers and perform such duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of President of the Corporation.
SECTION 4.3        Chief Financial Officer of the Corporation.  The Board of Directors shall appoint a Chief Financial Officer of the Corporation to serve at the pleasure of the Board of Directors. The Chief Financial Officer of the Corporation shall have such powers and perform such duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of Chief Financial Officer of the Corporation.
SECTION 4.4        Vice Presidents of the Corporation.  The Board of Directors may appoint one or more Vice Presidents of the Corporation to serve at the pleasure of the Board of Directors. A Vice President of the Corporation shall have such powers and perform such duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of a Vice President of the Corporation.
SECTION 4.5        Secretary of the Corporation. The Board of Directors shall appoint a Secretary of the Corporation to serve at the pleasure of the Board of Directors. The Secretary of the Corporation shall (i) keep minutes of all meetings of the stockholders and of the Board of Directors, (ii) authenticate records of the Corporation and (iii) in general, have such powers and perform such other duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of Secretary of the Corporation.

SECTION 4.6        Other Officers Elected by Board of Directors. At any meeting of the Board of Directors, the Board of Directors may elect a Chief Operating Officer, Treasurer, Assistant Treasurers, Assistant Secretaries, or such other officers of the Corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors. Other officers elected by the Board of Directors shall have such powers to perform such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer. Any number of offices may be held by the same person.
SECTION 4.7        Removal and Resignation; Vacancies.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any officer may be removed at any time, with or without cause, by the Board of Directors. Any officer may resign at any time by delivering a notice of resignation in writing or by electronic transmission, signed by such officer, to the Board of Directors, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by or pursuant to authorization of the Board of Directors.
SECTION 4.8        Authority and Duty of Officers.  The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event, each officer shall exercise such powers and perform such duties as may be required by law.
ARTICLE V
CAPITAL STOCK
SECTION 5.1        Stock Certificates.
(a)           Each holder of stock represented by certificates shall be entitled to a certificate representing the number of shares of the capital stock of the Corporation owned by such person in such form as shall be prescribed from time to time by the Board of Directors. Each certificate shall be signed by the Chairman or Vice-Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures of the officers upon a certificate may be facsimiles.
(b)           If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.
SECTION 5.2        Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only on the books of the Corporation by delivery to the Corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties.
SECTION 5.3        Record Holders. Except as otherwise required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.
SECTION 5.4        Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar of the certificates of stock of the Corporation. Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the Corporation, the number of shares held by each, the certificate numbers, if any, representing such shares, and the date of issue of the certificates representing such shares, if any. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the Corporation is authorized to issue and the total number of shares actually issued. The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the Corporation. The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall be the only evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings.

SECTION 5.5        Loss of Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of a lost certificate affidavit and such proper indemnity as shall be prescribed by the Board of Directors; provided, that in the case of a mutilated stock certificate, such mutilated stock certificate is returned to the Corporation.
ARTICLE VI
 DIVIDENDS
SECTION 6.1        Declaration of Dividends. Except as otherwise required by law or by the Certificate of Incorporation, the Board of Directors may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the Corporation for the current or preceding fiscal year, or as otherwise permitted by law. Dividends may be paid in cash, in property, in shares of the Corporation’s stock, or in any combination thereof. Dividends shall be payable upon such dates as the Board of Directors may designate.
SECTION 6.2        Reserves. Before the payment of any cash dividend and before making any distribution of profits, the Board of Directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the Corporation such sum or sums as the Board of Directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the Board of Directors shall deem to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve.
ARTICLE VII
POWERS OF OFFICERS TO CONTRACT
 WITH THE CORPORATION
No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose; provided, that (i) the material facts of such relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or committee thereof which in good faith authorizes such contract or transaction by the affirmative vote of a majority of the disinterested directors, even though less than a quorum; or (ii) the material facts as to such person’s relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Any director of the Corporation who is interested in any contract or transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the Board of Directors or committee thereof which shall authorize or ratify any such contract or transaction.
ARTICLE VIII
 INDEMNIFICATION
SECTION 8.1        Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 8.2        Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 8.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise.
SECTION 8.3        Right of Indemnitee to Bring Suit.  If a claim under Section 8.1 or 8.2 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.
SECTION 8.4        Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or directors or otherwise.
SECTION 8.5        Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
SECTION 8.6        Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
SECTION 8.7        Nature of Rights.
(a)           The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

(b)           Notwithstanding anything in this Articles VIII or these By-Laws to the contrary, the indemnification and advancement rights provided under this Article VIII shall not apply to any former officer or director serving before June 20, 2007 or arising out of any act or transaction that occurred prior to such date.
ARTICLE IX
 MISCELLANEOUS PROVISIONS
SECTION 9.1        Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.
SECTION 9.2        Fiscal Year. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on the 31st of March of each year.
SECTION 9.3        Checks.  All checks or demands for money and notes of the Corporation shall be signed by such executive officer or executive officers or such other person or persons as the Board of Directors may from time to time designate.
SECTION 9.4        Corporate Seal. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.
SECTION 9.5        Voting of Securities. Unless the Board of Directors otherwise provides, the Chief Executive Officer, President or the Chief Financial Officer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney-in-fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization whose securities are held by the Corporation.
SECTION 9.6        Evidence of Authority. A certificate by the Secretary or any Assistant Secretary as to any action taken by the stockholders, directors or any officer or representative of the Corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action.
SECTION 9.7        Subject to Law and Certificate of Incorporation.  All powers, duties and responsibilities provided in these By-Laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate of Incorporation and any applicable law.
ARTICLE X
 AMENDMENTS
Subject to the rights of the holders of any series of the Corporation’s Preferred Stock, a majority of the Whole Board shall be authorized to make, amend, alter, change, add to or repeal these By-Laws in any manner not inconsistent with the laws of the State of Delaware, and the stockholders shall also have the power to amend, alter, change, add to or repeal these By-Laws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of a majority in voting power of all of the outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of these By-Laws.
ARTICLE XI
 SEVERABILITY
Whenever possible, each provision or portion of any provision of these By-Laws will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of these By-Laws is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these By-Laws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

ARTICLE XII
 FORUM FOR ADJUDICATION OF DISPUTES
To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, stockholder or other agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware or any provision of the certificate of incorporation or these By-Laws or as to which the General Corporation Law of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these By-Laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.